Exhibit 99.1

CRH Medical Corporation to Present at the Bloom Burton & Co. Healthcare Investor Conference

VANCOUVER, April 26, 2019 /CNW/ - CRH Medical Corporation (TSX: CRH) (NYSE MKT: CRHM) (the "Company"), announces that it will participate in the Bloom Burton & Co. Healthcare Investor Conference 2019 at the Metro Toronto Convention Center in Toronto, Ontario.

Richard Bear, Chief Financial Officer of the Company and Jay Kreger, President of CRH Anesthesia are scheduled to present on Tuesday, April 30 at 3:30 pm.

For more details about the conference visit www.bloomburton.com.

About CRH Medical Corporation:
CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 21 anesthesia acquisitions. CRH now serves 47 ambulatory surgical centers in eleven states and performs approximately 320,000 procedures annually. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

View original content:http://www.prnewswire.com/news-releases/crh-medical-corporation-to-present-at-the-bloom-burton--co-healthcare-investor-conference-300839271.html

SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/April2019/26/c2728.html

%CIK: 0001461119

For further information: Richard Bear, Chief Financial Officer, CRH Medical Corporation, 425 658 0151, rbear@crhmedcorp.com, http://investors.crhsystem.com/

CO: CRH Medical Corporation

CNW 16:30e 26-APR-19